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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 19, 2001


                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            DELAWARE                001-11001                 06-0619596
  (State or other jurisdiction     (Commission             (I.R.S. Employer
        of incorporation)          File Number)           Identification No.)

                        3 HIGH RIDGE PARK, P.O. BOX 3801
                           STAMFORD, CONNECTICUT 06905
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 614-5600
               Registrant's Telephone Number, Including Area Code


                           NO CHANGE SINCE LAST REPORT
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.     OTHER EVENTS.

            Citizens Communication Company issued on June 19, 2001 18,400,000 6-3/4% Equity Units, each of which consists of a Warrant and a Senior Note Due 2006. Citizens also concurrently issued 25,156,250 shares of its Common Stock.

ITEM 7.     FINANCIAL STATEMENTS, EXHIBITS

            (c) EXHIBITS

            1.1 Underwriting Agreement, dated June 13, 2001, among Citizens Communications Company, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives for the underwriters named therein, pertaining to the issuance of Equity Units.

            1.2 Underwriting Agreement, dated June 13, 2001, among Citizens Communications Company, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives for the underwriters named therein, pertaining to the issuance of Common Stock.

            4.1 Warrant Agreement, dated as of June 19, 2001, between Citizens Communications Company and The Chase Manhattan Bank, as Warrant Agent.

            4.2 Pledge Agreement, dated as of June 19, 2001, among Citizens Communications Company and The Bank of New York, as Collateral Agent, Securities Intermediary and Custodial Agent and The Chase Manhattan Bank, as Warrant Agent.

            4.3 Second Supplemental Indenture, dated as of June 19, 2001, to Senior Indenture, dated as of May 23, 2001.

            4.4 Remarketing Agreement, dated June 19, 2001, among Citizens Communications Company, Morgan Stanley & Co. Incorporated, as Remarketing Agent, and The Chase Manhattan Bank, as Warrant Agent and attorney-in-fact for the Holders of the Equity Units.

            4.5 Form of Senior Note due 2006.

            4.6 Form of Equity Unit (included in the Warrant Agreement filed as
            Exhibit 4.1 to this Current Report on Form 8-K).

            4.7 Form of Treasury Equity Unit (included in the Warrant Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K).

            5.1 Validity Opinion of Winston & Strawn.
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CITIZENS COMMUNICATIONS COMPANY


Date: June 21, 2001                          By: /s/ Donald B. Armour
                                               --------------------------------
                                             Name:  Donald B. Armour
                                             Title: Vice President, Finance and
                                                    Treasurer